EXHIBIT 4.3





          1994-2 AMENDMENT TO THE FHP INTERNATIONAL
          CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN


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                        AMENDMENT 1994-2

                   FHP International Corporation
                   Employee Stock Ownership Plan

          WHEREAS, FHP International Corporation and FHP, Inc.
(collectively, the "Companies") maintain the FHP International
Corporation Employee Stock Ownership Plan (the "Plan"); and

          WHEREAS, the Companies have the right to amend the Plan in accordance with Section 13.01 of the Plan; and

          WHEREAS, the Companies desire to amend the Plan in order to (i) combine each Participant's PAYSOP Account under the Plan with his Employer Contribution Account under the Plan, (ii) change the plan year under the Plan from the twelve month period ending June 30 to the twelve month period ending December 31,
(iii) change the Plan's definition of "Company" to mean FHP International Corporation, and (iv) make certain changes to the Plan's provisions regarding direct rollover distributions.

          NOW, THEREFORE, the Plan is hereby amended, effective
July 1, 1994, except as otherwise provided below, as follows:

          1.   The definition of "Accounts" contained in Section
1.01 of the Plan is amended to read as follows:

          "1.01  ACCOUNTS

          'Accounts' means a Participant's Employer
     Contribution Account, his PAYSOP Account, his Pretax Deferral Account and his Rollover Account. Effective July 1, 1994, "Accounts" means a Participant's Employer Contribution Account, his Pretax Deferral Account and his Rollover Account. These Accounts are described in
     Section 4.01 of the Plan."

          2.   Effective January 1, 1995, the definition of
"Company" contained in Section 1.07 is amended to read as follows:

          "1.07  COMPANY

          'Company' means FHP International Corporation."

          3.   The definition of "Plan Year" contained in Section
1.31 of the Plan is hereby amended to read as follows:

          "1.31  PLAN YEAR

          'Plan Year' means the twelve month period beginning July 1 and ending the following June 30.
     Notwithstanding the preceding, effective July 1, 1994,
     'Plan Year' shall mean (i) for plan years beginning prior to July 1, 1994, each consecutive twelve month period commencing on July 1 and ending the following
     June 30, (ii) the period beginning on July 1, 1994 and ending on December 31, 1994, and (iii) commencing on January 1, 1995, each consecutive twelve month period ending on December 31."

          4. Effective January 1, 1995, the first sentence of the definition of "Stock" contained in Section 1.35 is amended to read as follows:

          "'Stock' means the shares of stock issued by FHP
     International Corporation, which are readily tradable on an established securities market."

          5. Subsections 4.01(a) and (b) of the Plan are amended to read as follows:

          "(a)  An EMPLOYER CONTRIBUTION ACCOUNT which is:

               (i) credited with the Participant's share of the Employer Matching Contributions and Employer ESOP Contributions; (ii) credited with the balance of his PAYSOP Account transferred to this Account as of July 1, 1994;

               (iii) adjusted for investment results and expenses; and

               (iv) charged with distributions.

          (b)  A PAYSOP ACCOUNT which is:

               (i) credited with the Participant's share of PAYSOP contributions made under this Plan for the period ending December 31, 1986;

               (ii) adjusted for investment results and expenses; and

               (iii) charged with distributions.

          Notwithstanding clauses (i), (ii) and (iii) above, effective as of July 1, 1994, each Participant's PAYSOP Account shall be transferred to his Employer Contribution Account and the Committee shall no longer maintain a separate PAYSOP Account on behalf of each Participant."

          6. Section 10.02(a) of the Plan is amended to read as follows:

          "(a) The vested portion of a Participant's Pretax
     Deferral Account, Rollover Account and the portion of his Employer Contribution Account attributable to his former PAYSOP Account is always one hundred percent."

          7. Section 11.02(d) is amended by adding a new sentence at the end thereof to read as follows:

          "Effective July 1, 1994, the above described limitations shall apply to the portion of a Participant's Employer Contribution Account attributable to his former PAYSOP Account."

          8. Effective January 1, 1993, Section 19.01 is amended to read as follows:

     "19.01 - DIRECT ROLLOVERS.

          This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan."

          IN WITNESS WHEREOF, the Companies have caused their duly authorized officers to execute this Amendment 1994-2 to the Plan on this 9th day of December, 1994.

                              FHP, INC.

                              By: /s/ Mark B. Hacken
                              Its: President and CEO

                              FHP INTERNATIONAL CORPORATION

                              By: /s/ Mark B. Hacken
                              Its: President and CEO

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